SIXTH MODIFICATION AGREEMENT

(Extension)

THIS SIXTH MODIFICATION AGREEMENT (this "Agreement"), effective as of the 30th day of September 2009, is by and between UNITED BANK, a Virginia banking corporation (the "Bank"); and VERSAR, INC. a Delaware corporation, GEOMET TECHNOLOGIES, LLC, a Maryland limited liability company, VERSAR GLOBAL SOLUTIONS, INC., a Virginia corporation, and VEC CORP., a Pennsylvania corporation and successor to Versar Environmental Company, Inc. (individually and collectively, the "Borrower").

WITNESSETH THAT:

WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated September 26, 2003, in the amount of $5,000,000.00 made by the Borrower payable to the order of the Bank and bearing interest and being payable in accordance with the terms and conditions therein set forth (the "Note"); and

WHEREAS, the Note is issued pursuant to the terms of a certain Loan and Security Agreement dated September 26, 2003, between the Borrower and the Bank (as modified in accordance with that certain First Modification Agreement dated as of May 5, 2004, that certain Third Modification Agreement dated as of November 30, 2005 (a second modification having been drafted but never executed and delivered), a certain Fourth Modification Agreement dated as of September 28, 2006, as increased to $7,500,000.00 pursuant to a certain Fifth Modification Agreement dated as of September 24,2007, and as otherwise amended, extended, increased, replaced and supplemented from time to time, the" Loan Agreement"); and

WHEREAS, as of the effective date hereof, the principal balance of the Note is $0.00 and the parties hereto desire to extend the maturity date of the Note and modify the terms thereof and of the Loan Agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The maturity date of the Note is hereby extended to September 30, 2010. The definition of "Date of Maturity" in the Note and the Loan Agreement is hereby changed to "September 30, 2010".

2. From and after the effective date hereof, interest on the unpaid balance of the Note shall accrue at a rate per annum equal at all times to the Prime Rate (as defined in the Note) minus one-half of one percent (0.50%); provided, however, that at no time shall the interest rate on the Note be less than three and one-hal f percent (3.5'X,) per annum.

3. The Loan Agreement is hereby further modified as follows:

(a)	In Section I(A), by replacing the definition of "Borrowing Base" with the following:

"Borrowing Base" means, without duplication, the sum of (i) 90% of the Net Unpaid Balance of Eligible Assigned Government Accounts, (ii) 80% of the Net Unpaid Balance of Eligible Non-Assigned Government Accounts, and (iii) 75% of the Net Unpaid Balance of Eligible Commercial Accounts, not to exceed $2,000,000.00. No item of Collateral will be included in the Borrowing Base unless the Bank has a valid and perfected first priority Lien on it.

(b) In Section VI(A)(4), by replacing "$15,000,000.00" with "$22,500,000.00".

4. The other "Loan Documents", as defined in the Note, are hereby modified to the extent necessary to carry out the purposes of this Agreement.

5. The Borrower hereby acknowledges and agrees that, as of the effective date hereof, the unpaid principal balance of the Note is $0.00 and that there are no set-offs or defenses against the Note, the Loan Agreement, or the other Loan Documents.

6. The parties to this Agreement do not intend that this Agreement be construed as a novation of the Note, the Loan Agreement, or any of the other Loan Documents.

7. Except as hereby expressly modified, the Note and Loan Agreement shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed. A legend shall be placed on the face of the Note indicating that its terms have been modified hereby, and the original of this Agreement shall be affixed to the original of the Note.

8. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

WITNESS the following signatures and seals.

UNITED BANK
[SEAL]

By:	/s/ E. Allen Schirmer
E. Allen Schirmer
Sr. Vice President

VERSAR, INC.

By:	/s/ Lawrence W. Sinnott
Lawrence W. Sinnott
Exec. VP, COO and CFO

GEOMET TECHNOLOGIES, LLC

By:	/s/ Lawrence W. Sinnott
Lawrence W. Sinnott
Vice President

VERSAR GLOBAL SOLUTIONS, INC.

By:	/s/ Lawrence W. Sinnott
Lawrence W. Sinnott
Vice President

VEC CORP.

By:	/s/ Lawrence W. Sinnott
Lawrence W. Sinnott
Vice President

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